Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Metrologic Instruments, Inc. dated September 22, 2006 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Dated: September 22, 2006

/s/ C. Harry Knowles
C. Harry Knowles

/s/ Janet H. Knowles
Janet H. Knowles

THE KNOWLES CHARITABLE FOUNDATION,
A NEW JERSEY NONPROFIT CORPORATION

By:	/s/ C. Harry Knowles
Name: C. Harry Knowles
Title: President

JANET H. AND C. HARRY KNOWLES
FOUNDATION, INC.

By:	/s/ C. Harry Knowles
Name: C. Harry Knowles
Title: President

THE C. HARRY KNOWLES
GRANTOR RETAINED ANNUITY TRUST NO. 1

By:	/s/ C. Harry Knowles
Name: C. Harry Knowles
Title: Trustee

THE C. HARRY KNOWLES
CHARITABLE REMAINDER ANNUITY TRUST NO. 1

By:	/s/ Janet H. Knowles
Name: Janet H. Knowles
Title: Trustee

TRUST UNDER AGREEMENT OF
C. HARRY KNOWLES DATED 4/8/94
FBO DIANN H. LYNAM

By:	/s/ Ed Plasky
Name: Ed Plasky
Title: Trustee

TRUST UNDER AGREEMENT OF
C. HARRY KNOWLES DATED 4/8/94
FBO DONNAH M. STARZYNSKI

By:	/s/ Ed Plasky
Name: Ed Plasky
Title: Trustee

TRUST UNDER AGREEMENT OF
C. HARRY KNOWLES DATED 4/8/94
FBO HARRY H. KNOWLES, II

By:	/s/ Ed Plasky
Name: Ed Plasky
Title: Trustee

TRUST UNDER AGREEMENT OF
C. HARRY KNOWLES DATED 4/8/94
FBO MARJORIE B. KNOWLES

By:	/s/ Ed Plasky
Name: Ed Plasky
Title: Trustee

TRUST UNDER AGREEMENT OF
C. HARRY KNOWLES DATED 4/8/94
FBO ROBERT H. KNOWLES

By:	/s/ Ed Plasky
Name: Ed Plasky
Title: Trustee